Exhibit 99.1

Vital Farms Reports Second Quarter 2022 Financial Results

Second Quarter Net Revenue a Record $82.9 million, up 37.4% versus Prior Year

Maintains Fiscal Year 2022 Outlook

AUSTIN, TX – August 4, 2022 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its second quarter ended June 26, 2022.

Financial highlights for the second quarter include:

•	Second Quarter 2022 Net Revenue increase of 37.4% to $82.9 million
•	Second Quarter 2022 Net Income of $0.2 million
•	Second Quarter 2022 Adjusted EBITDA of $3.7 million[1]

“We are pleased that our crew continues to surpass our expectations despite a tough operating climate,” said Russell Diez-Canseco, Vital Farms’ President and Chief Executive Officer. “Vital Farms remains the fastest-growing brand in dollars and gained more than double the amount of units relative to our next largest competitor in the egg category over the past 52 weeks.2 We continue to see gains in retail distribution and household penetration, which is up over 225 basis points from 3.5% in eggs around the time of our IPO. Our capacity build continues with a network that now exceeds 300 family farms and a fully operational expanded Egg Central Station, which puts us in position to double our current net revenue base to over $650 million.”

Diez-Canseco continued, “Vital Farms was built as a brand that is challenging the norms of the food system, and as I look back on our two-year journey as a public company, I want to take a moment to acknowledge some important achievements. We exceeded our stated goals on net revenues by roughly $15 million in each of the past two years. Additionally, we delivered our expected profits despite a tough operating environment, which included significant cost increases across both inputs and freight. I would like to take this opportunity to thank our entire community of stakeholders for making these accomplishments possible. Our crewmembers in particular have proven remarkably collaborative, resilient, and adaptable.”

1 Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

2 Source: SPINS 52 Weeks Ended 6/26/2022.

For the 13 Weeks Ended June 26, 2022

Net revenue increased 37.4% to $82.9 million in the second quarter of 2022, compared to $60.3 million in the second quarter of 2021. Growth in net revenue in the second quarter of 2022 was primarily due to continued growth in egg-related sales, driven by volume increases at our customers, as well as distribution gains at both new and existing retail partners and an increase in butter-related sales.

Gross profit was $24.9 million, or 30.1% of net revenue, in the second quarter of 2022, compared to $21.9 million, or 36.4% of net revenue, in the prior year quarter. The change in gross profit was driven by higher sales. The change in gross margin was mainly attributable to an increase in input costs in both eggs and butter. Increased pricing across our entire portfolio took effect in late May, partially offsetting some of the input cost headwinds

Income from operations in the second quarter of 2022 was $0.7 million, compared to income from operations of $3.0 million in the second quarter of 2021. The change in income from operations was primarily attributable to elevated input costs, increased employee-related costs as we grew headcount to support our growth, and higher shipping and distribution expenses.

Net income was $0.2 million in the second quarter of 2022, compared to net income of $3.9 million in the prior year quarter.

Net income per diluted share was $0.00 for the second quarter of 2022 compared to net income per diluted share of $0.09 in the prior year quarter.

Adjusted EBITDA was $3.7 million in the second quarter of 2022, compared to Adjusted EBITDA of $5.1 million in the second quarter of 2021. The change in Adjusted EBITDA was primarily due to gross margin pressure, increased employee-related costs, and higher shipping and distribution expenses. Our Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents and investment securities were $90.3 million as of June 26, 2022, and we had no outstanding debt. Net cash used in operating activities was $3.0 million for the 26 weeks ended June 26, 2022, compared to net cash provided by operating activities of $15.7 million for the 26 weeks ended June 27, 2021.

Capital expenditures totaled $4.4 million in the 26 weeks ended June 26, 2022, compared to $7.8 million in the prior year period.

Update on Fiscal 2022 Outlook

Bo Meissner, Vital Farms’ Chief Financial Officer, commented: “We remain pleased with our revenue performance and continued demand for our products. We enter the second half with price increases across our portfolio, which have been well-received by retailers and consumers. We believe these prudent increases will return us to low-to-mid 30% gross margins and support our continued progress toward our long-term goal of low double-digit Adjusted EBITDA Margin.”

•	For the full fiscal year 2022, management is maintaining its guidance for net revenue of more than $340 million, a projected increase of 30% compared to fiscal year 2021.

•	Management is also maintaining its guidance for Adjusted EBITDA of more than $13 million for the full fiscal year 2022, an increase of 62% compared to fiscal year 2021.

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income, its most directly comparable GAAP measure, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate on the call and receive dial in information, please register here: Q2 2022 VITL Conference Call. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas in 2007, Vital Farms has become a national consumer brand that works with over 300 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, crew members, and stockholders. Vital Farms' products, including shell eggs, butter, hard-boiled eggs, ghee, and liquid whole eggs, are sold in over 21,500 stores nationwide. For more information, please visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, expansion of Egg Central Station and its impact on revenue, and future financial performance, including management’s outlook for fiscal year 2022. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: the effects of the ongoing COVID-19 pandemic on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; Vital Farms’ expectations regarding its revenue, expenses and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers and to attract and retain its suppliers, distributors, and co-manufacturers; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream and other raw materials; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the impact of agricultural risks, including diseases such as avian influenza; the ability of Vital Farms, its suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer successful new products; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, including as a result of the war between Ukraine and Russia and inflation; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2022, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

rob.discher@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		26-Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2022	2021	2022	2021
Net revenue	$82,870	$60,324	$159,929	$118,869
Cost of goods sold	57,931	38,391	113,289	75,606
Gross profit	24,939	21,933	46,640	43,263
Operating expenses:
Selling, general and administrative	17,007	13,544	34,632	26,726
Shipping and distribution	7,211	5,374	15,373	10,437
Total operating expenses	24,218	18,918	50,005	37,163
Income (loss) from operations	721	3,015	(3,365)	6,100
Other (expense) income, net:
Interest expense	(7)	(13)	(15)	(31)
Other income (expense), net	158	186	337	297
Total other income, net	151	173	322	266
Net income (loss) before income taxes	872	3,188	(3,043)	6,366
Income tax provision (benefit)	680	(695)	(1,697)	(999)
Net income (loss)	192	3,883	(1,346)	7,365
Less: Net loss attributable to noncontrolling interests	(7)	(24)	(8)	(34)
Net income (loss) attributable to Vital Farms, Inc. common stockholders	$199	$3,907	$(1,338)	$7,399
Net income (loss) per share attributable to Vital Farms, Inc. stockholders:
Basic:	$0.00	$0.10	$(0.03)	$0.19
Diluted:	$0.00	$0.09	$(0.03)	$0.17
Weighted average common shares outstanding:
Basic:	40,628,416	40,000,136	40,580,598	39,767,127
Diluted:	42,694,767	43,375,668	40,580,598	43,444,101

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	June 26,	December 26,
	2022	2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$22,082	$30,966
Investment securities, available-for-sale	68,257	68,621
Accounts receivable, net	31,110	26,938
Inventories	19,100	10,945
Prepaid expenses and other current assets	2,797	3,817
Total current assets	143,346	141,287
Property, plant and equipment, net	47,887	44,608
Operating lease right-of-use assets	2,578	—
Goodwill	3,858	3,858
Other Assets	2,511	189
Total assets	$200,180	$189,942
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,258	$22,520
Accrued liabilities	19,145	15,143
Operating lease liabilities	1,425	—
Finance lease liabilities	88	327
Income taxes payable	112	—
Total current liabilities	46,028	37,990
Operating lease liabilities, non-current	1,377	—
Other liabilities	210	192
Total liabilities	47,615	38,182
Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	175	175
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of June 26, 2022 and December 26, 2021; 40,679,414 and 40,493,969 shares issued and outstanding as of June 26, 2022 and December 26, 2021, respectively	5	5
Additional paid-in capital	152,317	149,000
Retained earnings	1,571	2,746
Accumulated other comprehensive loss	(1,447)	(281)
Total stockholders’ equity attributable to Vital Farms, Inc. stockholders	152,446	151,470
Noncontrolling interests	(56)	115
Total stockholders’ equity	$152,390	$151,585
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$200,180	$189,942

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	26-Weeks Ended
	June 26,	June 27,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(1,346)	$7,365
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,287	1,620
Amortization of right-of-use assets	829	—
Amortization of available-for-sale debt securities	541	626
Stock-based compensation expense	2,929	1,994
Deferred Taxes	(1,927)	(1,184)
Other	(260)	125
Changes in operating assets and liabilities:
Accounts receivable	(4,186)	2,864
Inventories	(7,784)	(1,052)
Prepaid expenses and other current assets	892	2,052
Deposits and other assets	38	96
Income taxes payable	112	185
Accounts payable	2,738	361
Accrued liabilities	2,867	614
Operating lease liabilities	(735)	—
Net cash (used in) provided by operating activities	$(3,005)	$15,666
Cash flows used in investing activities:
Purchases of property, plant and equipment	(4,417)	(7,811)
Purchases of available-for-sale debt securities	(29,944)	(27,493)
Sales of available-for-sale debt securities	—	1,436
Maturities and call redemptions of available-for-sale debt securities	28,334	24,812
Proceeds from the sale of property, plant, and equipment	50	—
Net cash used in investing activities	$(5,977)	$(9,056)
Cash flows provided by financing activities:
Payment of contingent consideration	(38)	(75)
Principal payments under finance lease obligations	(252)	(233)
Proceeds from exercise of stock options	388	1,503
Net cash provided by financing activities	$98	$1,195
Net (decrease) increase in cash and cash equivalents	$(8,884)	$7,805
Cash and cash equivalents at beginning of the period	30,966	29,544
Cash and cash equivalents at end of the period	$22,082	$37,349
Supplemental disclosure of cash flow information:
Cash paid for interest	$15	$32
Cash paid for income taxes	$68	$4
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$1,398	$51

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) (benefit) or provision for income taxes as applicable; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; and (7) the costs related to our exit of the convenient breakfast product line. We believe the costs directly related to the convenient breakfast exit should be excluded as they are unlikely to recur.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments and (6) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the 13-week and 26-week periods presented:

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		26-Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2022	2021	2022	2021
Net income (loss)	$192	$3,883	$(1,346)	$7,365
Depreciation and amortization	1,339	835	2,287	1,620
Stock-based compensation expense	1,633	1,141	2,929	1,994
Costs related to our exit of the convenient breakfast product line	—	—	2,341	—
Income tax provision (benefit)	680	(695)	(1,697)	(999)
Interest expense	7	13	15	31
Change in fair value of contingent consideration(1)	12	14	19	19
Interest income	(210)	(89)	(340)	(186)
Adjusted EBITDA	$3,653	$5,102	$4,208	$9,844

(1)	Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs.